RETENTION AGREEMENT
THIS RETENTION AGREEMENT (this “Agreement”) is made and entered into effective as of 3 July 2026 by and between Clarivate Analytics (US) LLC (the “Company” and, together with its affiliates, including Clarivate Plc (“Clarivate”), the “Company Group”), and
Henry Levy (“Employee”).
WHEREAS, in recognition of Employee’s continued commitment to the Company
Group and to encourage Employee to remain in the employ of the Company Group and to support the potential divestiture of all or substantially all of Clarivate’s Life Sciences & Healthcare business (the “Sale,” and the consummation of the Sale, the “Closing”) to a third-party person, corporation or entity (“Buyer”), the Company desires to provide Employee an opportunity to receive special retention payments subject to the terms provided herein.
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is acknowledged, the parties hereto hereby agree as follows:
1.Treatment of Equity Awards.
(a)Subject to  the provisions of this Agreement and the rules, award agreements and grant documents of Clarivate’s Amended and Restated 2019 Incentive Award Plan (as may be
amended and restated from time to time, the “Plan”) and Section 1(c), if Employee has been granted restricted share units (“RSUs”) under the Plan, any unvested outstanding awards of RSUs shall become fully vested effective as of immediately prior to the Closing (the “RSU Vesting”).
Prior to and following the Sale, all other terms of any award agreements and grant documents governing the terms of Employee’s RSUs shall otherwise remain unchanged and in place.
(b)Subject to the provisions of this Agreement and the rules, award agreement and grant documents of the Plan, if Employee has been granted performance share units (“PSUs”), any then unvested PSUs will be automatically cancelled upon the Closing without any right to compensation.
(c)The RSU Vesting is contingent upon (i) the occurrence of the Closing on or prior to March 31, 2027, (ii) Employee’s continued employment with the Company Group through immediately prior to the Closing; provided, however, that if a notice of termination of Employee’s employment has been tendered by either the Company Group or the Employee as of the Closing,
Employee shall not be considered employed with the Company Group immediately prior to the
Closing, (iii) Employee’s continued compliance with the terms of this Agreement and that certain employment offer letter, dated as of March 31, 2023, by and between Employee and Clarivate (the
“Offer Letter”) and (iv) Employee’s timely execution and non-revocation of a full release, waiver and settlement of all claims in a form reasonably acceptable to the Company Group (the
“Release”). The terms and conditions of the Plan and the award agreements governing Employee’s
RSUs and PSUs regarding the effect of a termination of employment shall otherwise remain unchanged and in place.
2.Honoring of Severance Benefits.
(a)In the event that Employee’s employment with the Company Group, Buyer, or an affiliate of Buyer is terminated by the Company Group or Buyer without Cause (as defined in the Amended and Restated Executive Severance Plan of Clarivate (as may be amended and restated from time to time, the “ESP”)) (excluding a termination without Cause following receipt of Employee’s notice of resignation), on or within six (6) months following the Closing (a

“Qualifying Termination”), then, subject to Employee’s compliance with Employee’s obligations under this Agreement (including, for the avoidance of doubt, any of the Restrictive Covenants (as defined below) and the Offer Letter and provided that Employee timely executes (and does not subsequently revoke) a Release, Employee will be entitled to receive a lump sum payment equal to the sum of (i) eighteen (18) months’ of base salary and annual bonus at target under the AIP, (ii) if
Buyer has not otherwise paid Employee a 2026 annual bonus, an amount equal to Employee’s
2026 annual bonus under the AIP, calculated assuming a full year of service with the Company
Group and based on actual performance as of the Closing (as reflected in Clarivate’s accruals for the AIP at the time of Closing), and (iii) a lump sum payment equal to the employer portion of the applicable monthly Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) premium payment for the group medical plan in which the Employee was enrolled as of the termination of employment date, multiplied by eighteen (18) months (collectively, the “Severance Amount”).
(b)The Severance Amount shall be paid to Employee by either the Company
Group, Buyer or an affiliate of Buyer within sixty (60) days of the Qualifying Termination, provided that the signed Release has been returned to the Employee's employer prior to such date.
For the avoidance of doubt and notwithstanding anything herein to the contrary, in the event that
Buyer or an affiliate thereof does not pay the Severance Amount, the Company shall be obligated to make such applicable payments.  If Employee’s employment with the Company Group, Buyer or an affiliate of Buyer, terminates for any reason other than those set forth in Section 2(a), including a termination for Cause, Employee shall have no right to, and shall forfeit in its entirety the right to receive, the Severance Amount (or, for the avoidance of doubt, any portion thereof).
For the avoidance of doubt, following the six (6)-month anniversary of the Closing, Employee shall have no claim or right to the Severance Amount or any other severance benefits from the
Company Group including, without limitation, under the Offer Letter or the ESP.
(c)Employee acknowledges and agrees that any Severance Amount paid by the
Company Group or Buyer under this Section 2 is inclusive and in lieu of, and not in addition to, any payments or benefits under the Offer Letter or any contractual or statutory notice or redundancy pay, or any other payment compensating Employee in a redundancy situation. In the event Employee receives any termination payments or benefits under the Offer Letter or applicable law, the Severance Amount shall be reduced by the value of such payments and benefits.
3.Acknowledgments.
(a)The Company and Employee acknowledge that Employee’s employment is and shall continue to be, except as expressly set forth in this Agreement, governed by the Offer
Letter. Employee acknowledges and agrees that nothing in this Agreement shall confer upon
Employee any right with respect to continuation of employment by or the continued receipt of benefits from the Company Group, nor shall it interfere in any way with Employee’s right or the
Company’s right to terminate Employee’s employment at any time for any reason.
(b)Employee acknowledges that, in the event of Employee’s termination of employment with the Company Group as a result of, or in connection with, the Sale, Employee shall have no rights to any payments or benefits under the ESP (including, for the avoidance of doubt, the ESP as originally adopted by the Board, effect as of June 30, 2021) and that this
Agreement sets out the entire agreement between the parties regarding Employee’s eligibility for payments or benefits in connection with the Sale and any termination of employment in connection therewith.

(c)The Company Group shall be entitled to deduct or withhold from any amounts payable to Employee hereunder any taxes or social security payments imposed with or due in respect to amounts payable hereunder.  Employee is liable for any taxes or social security payments arising from the amounts payable hereunder, and, in the event the Company Group does not make such deductions or withholdings, Employee shall pay or otherwise reimburse to the
Company any amounts paid by the Company Group with respect to any such taxes or social security payments on Employee’s behalf.  The intent of the parties is that payments and benefits under this Agreement comply with, or otherwise be exempt from, Section 409A of the Internal
Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder
(collectively, “Code Section 409A”), and, accordingly, to the maximum extent permitted, this
Agreement shall be interpreted to be either exempt therefrom or in compliance therewith. In no event whatsoever shall the Company Group be liable for any additional tax, interest or penalty that may be imposed on Employee by Code Section 409A or damages for failing to comply with Code
Section 409A.
(d)Employee acknowledges and agrees that Employee is, and will remain, subject to Employee’s restrictive covenants under the Non-Competition and Non-Solicitation
Agreement, dated as of April 5, 2023 by and between Employee and the Company, the
Confidential Information and Invention Assignment Agreement, dated as of April 5, 2023 by and between Employee and the Company and the restrictive covenants set forth in Employee’s equity award agreements (collectively, the “Restrictive Covenants”). In addition to any other remedies the
Company Group may have, the Company Group’s obligations under this Agreement shall terminate if Employee breaches any of the provisions of this Agreement (including any of the
Restrictive Covenants).
4.Confidentiality.
(a)Employee agrees to treat as confidential and not disclose the terms, contents, or execution of this Agreement, except as required by law, other than to Employee’s spouse, legal counsel, or tax advisor, with the understanding that s/he will maintain its confidentiality.
Employee will forfeit all payments and benefits under this Agreement if Employee violates any of the obligations in this paragraph.
(b)Nothing in this Agreement or otherwise limits Employee’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the U.S. Securities and Exchange
Commission (“SEC”), or any federal, state or local governmental agency or commission (each, a
“Government Agency”) or self-regulatory organization regarding possible legal violations, without disclosure to the Company Group or prevents Employee from: (i) filing a charge or complaint with any Government Agency; (ii) providing truthful testimony in litigation; or (iii) discussing or disclosing information about sexual harassment, sexual assault or unlawful acts in the workplace
(including harassment, discrimination or other conduct Employee has reason to believe is unlawful). Employee does not need the prior authorization of the Company Group to make any such reports or disclosures, and Employee will not be required to notify the Company Group that such reports or disclosures have been made. The Company Group may not retaliate against
Employee for any of these activities, and nothing in this Agreement requires Employee to waive any monetary award or other payment to which Employee might become entitled from the SEC or any other Government Agency or self-regulatory organization.

(c)Employee acknowledges and agrees that Employee has received the following notice required pursuant to 18 U.S.C § 1833(b)(1): “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Employee has the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. If Employee files a lawsuit for retaliation by the Company Group for reporting a suspected violation of law, Employee also has the right to disclose the Company’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if Employee (1) files any document containing the trade secret under seal and (2) does not disclose the trade secret, except pursuant to a court order.
5.Miscellaneous.
(a)This Agreement sets out the entire agreement between the parties and shall be in substitution for and shall supersede any prior agreement, arrangement or understanding
(whether oral or written) relating to the subject matter of this Agreement. No term or condition of this Agreement may be modified or waived in whole or in part unless the party against whom enforcement of the modification or waiver is sought agrees in writing to such modification or waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Section headings are only for convenience of reference and do not affect the meaning of any provision of this
Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, unless the unenforceability results in a failure of consideration.
(b)This Agreement may be executed and delivered (including by means of electronic transmission in portable document format (pdf)) in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
(c)This Agreement is personal in nature and Employee shall not, without the prior written consent of the Company, assign or transfer this Agreement or any rights or obligations hereunder.  The Company may assign any or all of its rights and obligations under this
Agreement to Clarivate or any of Clarivate’s wholly owned subsidiaries, the Buyer or any of its wholly owned subsidiaries or to an acquirer of all or substantially all of Clarivate’s assets, provided that such assignee assumes the rights and duties of the Company contained herein, either contractually or as a matter of law, and the Company shall cease to be responsible for any such obligation following the assignment thereof.
(d)The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the principles of conflict of laws of any jurisdiction that would result in the application of the law of another jurisdiction.

(e)This Agreement constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, understandings and representations, whether oral or written, relating to the subject matter hereof.
IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Retention Agreement as of the date first written above.
CLARIVATE ANALYTICS (US) LLC        EMPLOYEE
By:/s/ John Doulamis        /s/ Henry Levy
Name: John Doulamis        Name: Henry Levy
Title:SVP, General Counsel & Secretary